UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2019

Quick Start Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 N. Wickham Road, Suite 130 Melbourne, FL	32935
(address of principal executive offices)	(zip code)

(888) 337-0468
(registrant’s telephone number, including area code)

780 Reservoir Avenue, #123 Cranston, RI 02910
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2019, Quick Start Holdings, Inc., a Delaware corporation (the “Company”), entered into a non-binding Share Purchase Agreement (the “Agreement”) by and among GMRZ Holdings, LLC, a Nevada limited liability company (the “GRMZ”), and Kaival Brands Innovations Group, LLC, a Delaware limited liability company (“KBIG”), pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GRMZ consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. The Purchase Price was paid with personal funds of the members of KBIG.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. As required to be disclosed by Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement filed herewith as Exhibit 10.1.

Item 5.01 Change in Control of Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 5.01.

The Company was a shell company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, immediately before the change in control, and will remain a shell company for the foreseeable future. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form 10-12G, filed on January 10, 2019, as amended on February 19, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on February 20, 2019, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On February 20, 2019, Mr. Nirajkumar Patel was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. There is no arrangement or understanding among Mr. Patel and any other person pursuant to which he was appointed as a director and officer of the Company. Also on February 20, 2019, Mr. Eric Mosser was appointed as Chief Operating Officer, Secretary, and Director. There is no arrangement or understanding among Mr. Mosser and any other person, pursuant to which he was appointed as a director and officer of the Company. Neither Mr. Patel or Mr. Mosser have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and the Company will disclose any compensatory arrangements entered into in the future.

The biographical information of Mr. Patel and Mr. Mosser is below.

Mr. Nirajkumar Patel, age 35, attended AISSMS College of Pharmacy in Pune, India and received a Bachelor of Science Degree in Pharmacy in 2004. After moving to the United States in 2005, Mr. Patel became a United States’ citizen in 2008 and obtained a Master’s Degree in Chemistry from the Florida Institute of Technology in 2009. Mr. Patel is an IASSC Certified Lean Six Sigma Black Belt professional, which certification he obtained in 2010, and is a prominent local businessman in Brevard County, Florida. In 2017 and 2018, Mr. Patel served as Vice President for the Board of the Indian Association of the Space Coast, located in Brevard County, Florida. Mr. Patel founded, and has served as a Board member of, the Florida Independent Liquor Stores Owners Association since 2017. In 2013, Mr. Patel launched Just Chill Products LLC, a highly successful developer/manufacturer of high-end CBD products, and has served as its Chief Executive Officer and Chief Science Officer since 2017. In 2017, Mr. Patel created Relax Lab Inc., a producer/manufacturer of a CBD relaxation beverage, and currently serves as its Chief Executive Officer and Chief Science Officer. In 2017, Mr. Patel also created RLX Lab LLC, a producer/manufacturer of a non-CBD relaxation beverage, and currently serves as its Chief Executive Officer and Chief Science Officer. In 2017, Mr. Patel also founded KC Innovations Lab Inc., a CBD white-label manufacturing service and developer/producer of best-selling white-label CBD products including cosmetics, edibles, beverages, topicals, and vape oils, and currently serves as its Chief Executive Officer and Chief Science Officer.

Mr. Eric Mosser, age 40, attended Arizona State University and studied Business Management and then graduated from Rio Salado College with an Associate’s Degree in Applied Science in Computer Technology in 2004. With extensive previous corporate work history in Information Technology, Mr. Mosser recently worked from 2012 to 2014 as Director of Information Technology at Timbercon Inc., a fiber-optic design company and ITAR manufacturing facility in Oregon. In 2014, Mr. Mosser created Lasermycig LLC, a specialized custom laser-engraving service for electronic cigarettes and vaporizers and currently serves as its Chief Executive Officer. Upon meeting Mr. Nirajkumar Patel in 2015, Mr. Mosser immediately founded Chillcorp LTD., a full-service corporation dedicated solely to the complete internal and external operations of Just Chill Products LLC, Relax Lab Inc., RLX Lab LLC, and KC Innovations Lab INC., and currently serves as its Chief Executive Officer.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws

On February 19, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to clarify the exclusive forum provision.

The foregoing description of the Certificate of Amendment is summary only and is qualified in its entirety by reference to the provisions of the Certificate of Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
10.1	Share Purchase Agreement between Quick Start Holdings, Inc., GMRZ Holdings, LLC, and Kaival Brands Innovations Group, LLC dated February 6, 2019.
17.1	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quick Start Holdings, Inc.

Dated: February 25, 2019	/s/ Nirajkumar Patel
Nirajkumar Patel, President, Chief Executive Officer, and Chief Financial Officer